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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) of Mace Security International, Inc. and to the incorporation by reference therein

i. of our report dated October 15, 1999 with respect to the financial statements of Eager Beaver Car Wash, Inc. as of January 31, 1999 and 1998 and for each of the two years in the period ended January 31, 1999 included in the Company's Form 8-K/A dated November 23, 1999,

ii. our report dated August 27, 1999, except for Note 7 as to which the date is October 29, 1999, with respect to the financial statements of Millennia Car Wash, L.L.C. as of December 31, 1998 and for the period from April 2, 1998 (date of inception) to December 31, 1998 included in the Company's Form 8-K/A dated December 21, 1999,

iii. our report dated December 16, 1999 with respect to the consolidated financial statements (restated) of Mace Security International, Inc. and subsidiaries as of December 31, 1998 and for each of the two years in the period ended December 31, 1998 included in its Form 8-K dated December 21, 1999 filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
December 16, 1999